UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2024

WisdomTree, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-10932
Delaware		13-3487784
(State or other jurisdiction of incorporation)		(IRS Employer Identification No.)

250 West 34th Street

3rd Floor

New York, NY 10119

(Address of principal executive offices, including zip code)

(212) 801-2080

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	WT	The New York Stock Exchange
Preferred Stock Purchase Rights	WT	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 12, 2024, WisdomTree, Inc. (the “Company”) held its 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”). The Company’s stockholders voted on five proposals (each described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 29, 2024) at the 2024 Annual Meeting. First Coast Results, Inc., the independent inspector of election (the “Inspector of Election”) for the 2024 Annual Meeting, delivered its final vote tabulation on June 17, 2024 that certified the final voting results for each of the matters that were submitted to a vote at the 2024 Annual Meeting. Set forth below are the final voting results as provided by the Inspector of Election.

Each stockholder of record was entitled to one vote per share of common stock on each proposal. On April 19, 2024, the record date for the 2024 Annual Meeting (the “Record Date”), there were 151,818,674 shares of common stock outstanding. Present at the 2024 Annual Meeting in person or by proxy were holders of shares of common stock representing an aggregate of 138,825,191 votes, or 91.4% of the voting power entitled to vote at the 2024 Annual Meeting as of the Record Date, constituting a quorum. There were no broker non-votes regarding any of the proposals.

Proposal 1.      To elect nine members of the Company’s Board of Directors, to serve until the 2025 annual meeting of stockholders.

WisdomTree Nominees	For	% Voted For(1)	Against	Abstain
LYNN S. BLAKE	137,888,532	99.80%	275,828	84,374
ANTHONY BOSSONE	117,239,010	84.85%	20,940,487	69,239
SMITA CONJEEVARAM	137,769,538	99.73%	366,669	112,527
RILLA DELORIER	137,818,792	99.76%	338,014	111,709
DANIELA MIELKE	137,825,147	99.77%	312,874	110,715
SHAMLA NAIDOO	137,625,464	99.63%	512,265	111,007
WIN NEUGER	117,216,424	84.83%	20,962,068	70,245
TONIA PANKOPF	137,167,907	99.48%	710,704	370,125
JONATHAN STEINBERG	117,517,833	85.03%	20,684,036	46,865

The Company’s stockholders voted to elect Lynn S. Blake, Anthony Bossone, Smita Conjeevaram, Rilla Delorier, Daniela Mielke, Shamla Naidoo, Win Neuger, Tonia Pankopf and Jonathan Steinberg as directors to serve until the 2025 annual meeting of stockholders and until their respective successors have been duly elected and qualified.

Proposal 2.      The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

For	% Voted For(1)	Against	Abstain
138,339,990	99.69%	432,954	52,246

The Company’s stockholders voted to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

Proposal 3.      An advisory resolution to approve the compensation of the Company’s named executive officers.

For	% Voted For(1)	Against	Abstain
121,029,910	87.63%	17,091,749	127,078

 The Company’s stockholders approved an advisory resolution on the compensation of the Company’s named executive officers.

Proposal 4.      The proposal to determine whether the vote on the advisory resolution on the compensation of the Company’s named executive officers should occur every one, two or three years was subjected to a non-binding, advisory vote by the Company’s stockholders.

1 Year	2 Years	3 Years	Abstain
135,602,966	53,770	2,180,334	427,869

The Company’s stockholders voted for the vote on the advisory resolution on the compensation of the Company’s named executive officers to occur every one year.

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Proposal 5.      The ratification of the adoption by the Board of Directors of the extension of the Stockholder Rights Agreement, dated March 17, 2023, as amended, by and between the Company and Continental Stock Transfer & Trust Company.

For	% Voted For(1)	Against	Abstain
92,057,125	66.65%	46,065,559	142,251

The Company’s stockholders ratified the adoption by the Board of Directors of the extension of the Stockholder Rights Agreement, dated March 17, 2023, as amended, by and between the Company and Continental Stock Transfer & Trust Company.

(1)	“% Voted For” reported for proposal nos.1, 2, 3 and 5 is the percentage of votes cast “for” each respective proposal divided by the sum of the votes cast “for” and “against” such proposal.

Item 8.01	Other Events.

On June 12, 2024, the Company issued a press release announcing the preliminary results of the 2024 Annual Meeting described in Item 5.07 above. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
99.1	Press release issued by WisdomTree, Inc., dated June 12, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WISDOMTREE, INC.

Date: June 17, 2024	By:	/s/ Marci Frankenthaler
Marci Frankenthaler
Chief Legal Officer

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